                                                                     EXHIBIT 4.9

                             AMENDED AND RESTATED
                            STOCKHOLDERS' AGREEMENT


          This AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT is dated as of January 31, 1997, by and among Harry's Farmers Market, Inc., a Georgia corporation (the "Company"), Harry A. Blazer ("HB") and Robert Fleming Nominees
                  -------                      --
Ltd., an English company.

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, pursuant to the terms of the Share and Warrant Purchase Agreement, dated as of December 30, 1994 (the "Share and Warrant Purchase
                                               --------------------------
Agreement"), between the Company and Fleming (as such term and other capitalized
---------
terms used herein are defined in Section 4 hereof), Fleming purchased 888,888 shares of the Company's Series A Redeemable Convertible Preferred Stock, stated value $9.00 per share (the "Series A Preferred Stock"), warrants (the
                            ------------------------
"Warrants") exercisable for 300,000 shares of the Company's Class A Common
 --------
Stock, no par value per share (the "Class A Common Stock"), and performance
                                    --------------------
warrants (the "Performance Warrants") exercisable for 44,444 shares of Class A
               --------------------
Common Stock;

          WHEREAS, the Company, HB, and Fleming entered into that Stockholders' Agreement dated December 30, 1994 (the "Original Agreement") to regulate certain aspects of their relationship; and

          WHEREAS, HB owns 2,050,701 shares of the Company's Class B Common Stock, no par value per share (the "Class B Common Stock" and together with the
                                    --------------------
Class A Common Stock, the "Common Stock"), and no shares of Class A Common Stock
                           ------------
(such shares, along with any shares of Common Stock or other equity securities of the Company that HB may subsequently acquire, the "HB Shares"); and
                                                      ---------

          WHEREAS, pursuant to the terms of that Preferred Stock Exchange Agreement of even date herewith between the Company and Fleming (the "Exchange Amendment") Fleming has agreed that upon the consummation of the transactions set forth in that Transaction Agreement of even date herewith between the Company and HFMI Acquisition Corporation, a Delaware corporation ("Newco"), to exchange each share of Series A Preferred Stock held by Fleming for one share of Series AA Preferred Stock, stated value $9 per share, of the Company (the "AA Preferred Stock").

          WHEREAS, each of Fleming, HB, and the Company desires to amend and restate the terms of the Original Agreement as set forth herein.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

      1.  Rights of Inclusion.
          -------------------

          (a) In the event HB proposes to Transfer any HB Shares (the

"Transferor Shares") to any Person (the "Buyer"), as a condition to such
------------------                       -----
Transfer, HB shall cause the Buyer to offer (the "Inclusion Offer") to purchase
                                                  ---------------
from Fleming, at Fleming's option, up to that number of Fleming Shares determined in accordance with Section 1(b) on the same terms and conditions as are applicable to the Transferor Shares (including any consideration to be received by HB in the form of bonuses, consulting fees, noncompetition payments, pursuant to employment arrangements or similar arrangements), provided, that Fleming shall not be required to provide any representation, warranty or other undertaking other than with respect to its ownership of, and authority to Transfer, such Fleming Shares free of any liens or encumbrances. HB shall provide prompt written notice to Fleming (the "Inclusion Notice") setting forth
                                               ----------------
all the terms and conditions of the Inclusion Offer, and Fleming may accept the Inclusion Offer in whole or in part by providing a written notice of acceptance to HB within twenty (20) days of delivery of the Inclusion Notice to Fleming.

          (b) Fleming shall have the right to sell, pursuant to the Inclusion Offer, Fleming Shares representing the same percentage of all Fleming Shares as the Transferor Shares are of all HB Shares; provided, however, that if Fleming elects not to exercise such right, HB shall nonetheless be entitled to Transfer all of the Transferor Shares described in the Inclusion Notice. In the event the number of Fleming Shares for which Fleming elects to exercise such right, along with the Transferor Shares and any other shares of the Company to be sold by other shareholders pursuant to any similar rights granted to such other shareholders, exceed the number of shares which the Buyer is willing to purchase, the number of shares to be Transferred to the Buyer by each transferor shall be reduced so that each transferor is entitled to Transfer the same percentage of its shares as each other transferor. If Fleming elects to exercise such right, Fleming may, in its sole discretion, determine the composition of the Fleming Shares (i.e., the number of the shares of AA Preferred Stock, Warrants, Performance Warrants and Class A Common Stock to be included in the Fleming Shares) to be Transferred to the Buyer pursuant to the Inclusion Offer. In the event Fleming chooses to include any AA Preferred Stock or any Warrants or Performance Warrants in the Fleming Shares to be Transferred to the Buyer pursuant to the Inclusion Offer, Fleming shall, prior to or simultaneously with such Transfer, convert such AA Preferred Stock into shares of Class A Common Stock and exercise such Warrants or Performance Warrants into shares of Class A Common Stock so that Fleming Transfers only Class A Common Stock to the Buyer.

          (c) HB shall have ninety (90) days, commencing on the date of the Inclusion Notice, in which to Transfer, on behalf of himself and Fleming, up to the number of shares covered by the Inclusion Offer (including the Transferor Shares) to the Buyer. The terms of such Transfer, including, without limitation, price and form of consideration, shall be as set forth in the Inclusion Notice. If at the end of such ninety (90) day period HB has not completed the Transfer of the Transferor Shares and the Fleming Shares (if any) proposed to be Transferred, HB may not proceed with such Transfer or any other Transfer without first giving a new Inclusion Notice pursuant to the provisions of this Section 1.

          (d) If HB is able to complete the Transfer of the Transferor Shares and the Fleming Shares (if any) proposed to be Transferred within such ninety
(90) day period, at the closing thereof, Fleming shall deliver to the Buyer a certificate or certificates representing the Fleming Shares to be Transferred pursuant to the Inclusion Offer, free and clear of all liens and encumbrances, and the Buyer shall pay to Fleming the purchase price for the Fleming Shares so Transferred pursuant to this Section 1 and shall furnish such other evidence of the completion of such Transfer and the terms thereof as may be reasonably requested by Fleming.

          (e) The provisions of this Section 1 shall not apply to any Transfer or proposed Transfer by HB of HB Shares which, together with all other Transfers by HB of HB Shares on or prior to the date of such Transfer represent ten percent (10%) or less of the HB Shares held by HB on the date hereof, appropriately adjusted to reflect any stock split, stock dividend, recapitalization or similar event. If any Transfer of the HB Shares, either alone or together with all previous Transfers, exceeds such ten percent (10%) threshold, the exclusion provided by this Section 1(e) shall apply to the Transfer of that number of HB Shares needed to reach the ten percent (10%) threshold and the other provisions of this Section 1 shall apply to the Transfer of all HB Shares in excess of such ten percent (10%) threshold. In the event that Fleming and its Affiliates cease to hold, directly or indirectly, AA Preferred Stock, Warrants and Class A Common Stock representing at least fifteen percent (15%) of the number of shares of Class A Common Stock into which the AA Preferred Stock acquired by Fleming pursuant to the Exchange Agreement and Warrants acquired by Fleming pursuant to the Share and Warrant Purchase Agreement, as applicable, may be converted or exercised, then the provisions of this Section 1 shall terminate and be of no further force or effect.

      2.  Board Observer Rights.
          ---------------------

          (a) Fleming shall have the right to have one (1) representative (the

"Fleming Observer") attend meetings of the Company's Board of Directors, or any
-----------------
committee thereof, and the Company shall permit the Fleming Observer to attend all such meetings as an observer. The Fleming Observer shall not have the right to vote on any matter presented to the Board or any committee thereof. The Company shall give the Fleming Observer written notice of each meeting of the Board of Directors or any committee thereof and all written materials and other information given to the Company's directors and committee members in the same manner and at the same time such notices, materials and other information are given to the directors and committee members. The Company shall reimburse the Fleming Observer for travel and other expenses in connection with such meetings to the same extent that the Company reimburses its directors and committee members. If the Board of Directors or any committee thereof proposes to take any action by written consent in lieu of a meeting, the Company shall give written notice thereof to the Fleming Observer prior to the effective date of such consent describing the nature and substance of such action.

          (b) Fleming shall cause the Fleming Observer to keep confidential all confidential information provided to it in its capacity as an observer pursuant to this Section 2; provided, however, that the Fleming Observer may disclose such confidential information to Fleming. Fleming shall also be bound by this
Section 2(b) confidentiality obligation, except that Fleming may disclose such confidential information to its directors, officers, employees, consultants, advisors and professional representatives who need to know such information so long as prior to disclosing such confidential information to any such person, Fleming shall inform such person of the confidential nature of such information and of Fleming's obligations under this Section 2(b) and direct such person to treat such information confidentially. The confidentiality obligations contained in this Section 2(b) shall not apply to any information which (i) is or becomes generally available to and known by the public (other than as a result of a disclosure by Fleming or the Fleming Observer) or (ii) is or becomes available to Fleming or the Fleming Observer on a non-confidential basis from a source other than the Company.

          (c) In the event that Fleming and its affiliates cease to hold, directly or indirectly, AA Preferred Stock, Warrants and Class A Common Stock representing at least fifteen percent (15%) of the number of shares of Class A Common Stock into which the AA Preferred Stock acquired by Fleming pursuant to the Exchange Agreement and the Warrants acquired by Fleming pursuant to the Share and Warrant Purchase Agreement, as applicable, may be converted or exercised, then the provisions of this Section 2 shall terminate and be of no further force or effect.

      3.  Warrant Put Option.
          ------------------

          (a) If a Fundamental Change occurs, Fleming shall have the right, at its option, to require the Company to repurchase all, or any portion, of Fleming's Warrants and Class A Common Stock received upon the exercise of its Warrants (the "Warrant Shares") on the date (the "Repurchase Date") selected by
               --------------                     ---------------
the Company that is not less than ten (10) nor more than twenty (20) days after the Warrant Surrender Date at the respective purchase prices specified in
Section 3(b). The Company agrees that it will not complete any Fundamental Change unless proper provision has been made to satisfy its obligations under this Section 3.

          (b) The purchase price for the Warrants repurchased by the Company pursuant to this Section 3 shall be the amount equal to (x) (i) the greater of
(A) the Market Price of the Class A Common Stock on the last trading day prior to the occurrence of the Fundamental Change and (B) the consideration, if any, to be paid with respect to each share of Class A Common Stock upon the occurrence of the Fundamental Change, minus (ii) the Exercise Price, multiplied by (y) the number of shares of Class A Common Stock for which the then outstanding Warrants are exercisable (the "Warrant Put Purchase Price"). The
                                           --------------------------
purchase price for the Warrant Shares repurchased by the Company pursuant to this Section 3 shall be an amount equal to (x) the greater of (i) the Market Price of the Class A Common Stock on the last trading day prior to the occurrence of the Fundamental Change and (ii) the consideration, if any, to be paid with respect to each share of Class A Common Stock upon the occurrence of the Fundamental Change, multiplied by (y) the number of Warrant Shares (the "Class A Put Purchase Price").
---------------------------

          (c) Within thirty (30) days after the occurrence of a Fundamental Change, the Company shall send Fleming a notice describing the Fundamental Change and the repurchase right arising as a result thereof (including a calculation in reasonable detail of the Warrant Put Purchase Price and Class A Common Put Price, as applicable, therefor). Such notice shall also describe the amount and kind of consideration, if any, payable to the holders of the Company's Warrants and Class A Common Stock as a result of such Fundamental Change.

          (d) To exercise the repurchase right, Fleming must provide not less than thirty (30) days notice to the agent for the lender(s) (the "Senior Lender(s)"), under the Amended and Restated Credit Agreement, dated as of December 30, 1994, among the Company, NationsBank, N.A. (South), and Creditanstalt-Bankverein and any amendments, renewals, extensions or refinancings thereof so long as NationsBank, N.A. (South) and

Creditanstalt-Bankverein continue to extend at least forty percent (40%) of the principal amount of the credit to be provided thereunder (the "Credit Agreement"), of its intention to exercise the repurchase right. The Senior Lender(s) or their Agent (under the Credit Agreement) shall, within such thirty
(30) day period, either (A) consent in writing to such exercise or (B) object in writing to such exercise, such objection to be accompanied by a certification by the Senior Lender(s) that an Event of Default or Default (as defined in the Credit Agreement) currently exists under the Credit Agreement or will result from the Fundamental Change or from the exercise of such repurchase right. In the event that the Senior Lender(s) have objected to such exercise within such thirty (30) day period, then Fleming shall not be entitled to exercise such repurchase right, and the Company shall have no obligation to repurchase Fleming's Warrants and Warrant Shares. In the event that the Senior Lender(s) have consented to such exercise, or have not responded in writing within such thirty (30) day period, then Fleming may exercise such repurchase right free and clear of any further claim of the Senior Lender(s), and Fleming shall surrender, on or before the date which is, subject to any contrary requirements of applicable law, seventy-five (75) days after the date of the Section 3(c) notice from the Company (the "Warrant Surrender Date"), the certificates representing
                       ----------------------
the Warrant Shares and the Warrants with respect to which the right is being exercised, duly endorsed for transfer to the Company, together with a written notice of election. If the Events of Default or Defaults disclosed by the Senior Lender(s) in the certificate provided pursuant to clause (b) above have been cured or waived and no other Event of Default or Default exists or would occur as a result thereof, Fleming may exercise the repurchase right by providing not less than fifteen (15) days notice to the Senior Lender(s) of its intention to exercise the repurchase right. If the Senior Lender(s) or their Agent do not object in writing to such exercise within such fifteen (15) day period, such objection to be accompanied by a certification by the Senior Lender(s) that an Event of Default or Default exists or will result from the exercise of such repurchase right, then Fleming may exercise such repurchase right free and clear of any further claim of the Senior Lender(s).

          (e) The Company shall use its reasonable efforts (including, if necessary, refinancing, recapitalization or similar arrangements) to make available the funds necessary to pay the purchase price upon Fleming's exercise of its rights pursuant to this Section 3. Nonetheless, if the Company is unable to satisfy its repurchase obligations under this Section 3, the purchase price payable pursuant to this Section 3 shall accrue interest at an annual rate of 15% from the Repurchase Date until the purchase price and accrued interest are paid in full. In addition, the Company may elect, in its sole and absolute discretion, to pay the Warrant Put Purchase Price and the Class A Put Purchase Price, as applicable, upon Fleming's exercise of its rights pursuant to this
Section 3 by delivering shares of Class A Common Stock equal to that number of shares of Class A Common Stock, rounded to the nearest whole share, determined by dividing the Warrant Put Purchase Price or the Class A Put Purchase Price, as applicable, by the Market Price of the Class A Common Stock determined on the last trading day prior to the Repurchase Date.

          (f) In the event that Fleming, in lieu of, or in addition to, exercising its repurchase rights under this Section 3 enters into an agreement with the Company providing for the sale or transfer of all or part of the AA Preferred Stock, Warrants or Class A Common Stock owned by it, then it shall provide not less than thirty (30) days notice to the Senior Lender(s) of its intention to consummate such transaction. The Senior Lender(s) or their Agent (under the Credit Agreement) shall, within such thirty (30) day period, either
(A) consent in writing to such transaction or (B) object in writing to such transaction, such objection to be accompanied by a certification by the Senior Lender(s) that an Event of Default or Default (as defined in the Credit

Agreement) currently exists under the Credit Agreement or will result from such transaction. In the event that the Senior Lender(s) have objected to such transaction within such thirty (30) day period, then Fleming shall not be entitled to consummate such transaction, and the Company shall have no obligation to consummate such transaction. In the event that the Senior Lender(s) have consented to such transaction, or have not responded in writing within such thirty (30) day period, then Fleming may consummate such transaction free and clear of any further claim of the Senior Lender(s). If the Events of Default or Defaults disclosed by the Senior Lender(s) in the certificate provided pursuant to clause (B) above have been cured or waived and no other Event of Default or Default exists or would occur as a result thereof, Fleming may consummate such transaction by providing not less than fifteen (15) days notice to the Senior Lender(s) of its intention to consummate such transaction. If the Senior Lender(s) or their Agent do not object in writing to such transaction within such fifteen (15) day period, such obligation to be accompanied by a certification by the Senior Lender(s) that an Event of Default or Default exists or will result from such transaction, then Fleming may consummate such transaction free and clear of any further claim of the Senior Lender(s).

      4.  Definitions.
          -----------

          As used herein, the following terms shall have the respective meanings set forth below:

      "AA Preferred Stock" shall have the meaning set forth in the fourth
       ------------------
WHEREAS clause hereof.

      "Affiliate", when used with respect to any Person, means (i) if such
      ---------
Person is a corporation, any officer or director thereof and any Person which is, directly or indirectly, the beneficial owner (by itself or as part of any group) of more than five percent (5%) of any class of any equity security (within the meaning of the Securities Exchange Act) thereof, and, if such beneficial owner is a partnership, any general partner thereof, or if such beneficial owner is a corporation, any Person controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relationship, (ii) if such Person is a partnership, any general or limited partner thereof, and (iii) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including the correlative terms "controlling", "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise. The holding of AA Preferred Stock, Warrants or Performance Warrants (or of Class A Common Stock obtained upon conversion of AA Preferred Stock or exercise of Warrants or Performance Warrants), and the rights under the Share and Warrant Purchase Agreement or under the Articles of Incorporation, the Warrant Certificates, this Agreement or the Registration Rights Agreement (as such certificates and agreements are defined in the Exchange Agreement) (or the exercise of any such rights, including, without limitation, or sending an observer to Board or committee meetings of the Company), shall not cause Fleming to be deemed to be an "Affiliate" of the Company.

      "Buyer" shall have the meaning set forth in Section 1(a) hereof.
       -----

      "Class A Common Stock" shall have the meaning set forth in the first
       --------------------
WHEREAS clause hereof.

      "Class B Common Stock" shall have the meaning set forth in the third
       --------------------
WHEREAS clause hereof.

      "Common Stock" shall have the meaning set forth in the third WHEREAS
       ------------
clause hereof.

      "Company" shall have the meaning set forth in the first paragraph hereof.
       -------

      "Credit Agreement" shall have the meaning set forth in Section 3(d)
       ----------------
hereof.

      "Exercise Price" means the exercise price of the Warrants as set forth
       --------------
in the Warrant Certificate, as the same may be amended from time to time, issued pursuant to the terms of the Share and Warrant Agreement.

      "Fleming" means Robert Fleming Nominees Ltd., an English company, and
       -------
shall also include any Affiliate, officer or employee of an Affiliate or investment fund managed by an Affiliate of Fleming to which Fleming may transfer record or beneficial ownership of the AA Preferred Stock, the Warrants, the Performance Warrants or the Class A Common Stock.

      "Fleming Observer" shall have the meaning set forth in Section 2 hereof.
       ----------------

      "Fleming Shares" means all AA Preferred Stock, Warrants, Performance
       --------------
Warrants and Class A Common Stock owned by Fleming.

      "Fundamental Change" means any of the following events:
       ------------------

          (i) any event that causes HB to cease to be able to vote shares of stock of the Company that possess more than fifty percent (50%) of the total voting power of all classes of stock of the Company entitled to vote generally in the election of directors;

          (ii) the sale (or functional equivalent of a sale) of all or substantially all of the assets of the Company;

          (iii) any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company or any other business combination involving the Company's stock immediately prior to giving effect to such transaction owning shares of capital stock of the surviving Person in such transaction representing (x) fifty percent (50%) or less of the total voting power of all shares of capital stock of such surviving Person entitled to vote generally in the election of directors or (y) fifty percent (50%) or less of the total value of all capital stock of such surviving Person; or

          (iv) the commencement by the Company of a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law; the consent by the Company to the entry of an order for relief in an involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequester (or other similar official) of the Company or of any substantial part of its property; any assignment by the Company for the benefit of its creditors; any admission by the Company in writing of its inability to pay its debts generally as they become due; the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case under Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and on account of any such event the Company shall liquidate, dissolve or wind up; or the liquidation, dissolution or winding up of the Company under any other circumstances.

      "HB" shall have the meaning set forth in the first paragraph hereof.
       --

      "HB Shares" shall have the meaning set forth in the third WHEREAS clause
       ---------
hereof.

      "Inclusion Notice" shall have the meaning set forth in Section 1(a)
       ----------------
hereof.

      "Inclusion Offer" shall have the meaning set forth in Section 1(a) hereof.
       ---------------

      "Market Price" means, as to any security on the date of determination
       ------------
thereof, the average of the closing prices of such security's sales on all principal United States securities exchanges on which such security may at the time be listed, or, if there shall have been no sales on any such exchange on any day, the last trading price of such security on such day, or if there is no such price, the average of the bid and asked prices at the end of such day, on the Nasdaq Stock Market, in each such case averaged for a period of twenty (20) consecutive Business Days prior to the day as of which Market Price is being determined; provided that if such security is listed on any United States securities exchange the terms "Business Days" as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any exchange or the Nasdaq Stock Market, the Market Price shall be deemed to be the fair value thereof determined by an investment banking firm of nationally recognized standing selected by the Board of Directors of the Company and acceptable to Fleming, as of the most recent practicable date as of which the determination is to be made, taking into account the value of the Company as a going concern, and without taking into account any lack of liquidity of such security or any discount for a minority interest.

      "Performance Warrants" shall have the meaning set forth in the first
       --------------------
WHEREAS clause hereof.

      "Person" means an individual corporation, partnership, limited
       ------
liability company, firm, association, joint venture, trust, unincorporated organization, governmental body, agency, political subdivision or other entity.

      "Repurchase Date" shall have the meaning set forth in Section 3(a) hereof.
       ---------------

      "Securities Exchange Act" means the Securities and Exchange Act of 1934,
       -----------------------
as amended.

      "Senior Lender(s)" shall have the meaning set forth in Section 3(d)
       ----------------
hereof.

      "Share and Warrant Purchase Agreement" shall have the meaning set forth in
       ------------------------------------
the first WHEREAS clause hereof.

      "Transfer" means, with respect to any security, any direct or indirect
       --------
sale, transfer, assignment, hypothecation, pledge or any other disposition of such security or any interest therein.

      "Transferor Shares" shall have the meaning set forth in Section 1(a)
       -----------------
hereof.

      "Warrants" shall have the meaning set forth in the first WHEREAS clause
       --------
hereof.

      "Warrant Shares" shall have the meaning set forth in Section 3(a) hereof.
       --------------

      "Warrant Surrender Date" shall have the meaning set forth in Section 3(d)
       ----------------------
hereof.

      5.  Miscellaneous.
          -------------

          (a) In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

          (b) Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective against any provision of this Agreement will be effective against any party hereto unless such modification, amendment or waiver is approved in writing by all parties hereto; provided, that no amendment of Section 3(d) or 3(f) will be effective
        --------
unless the Senior Lender(s) have also consented thereto in writing. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          (c) All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

          (d) All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or sent by nationally recognized overnight courier service to the parties at the following addresses or facsimile numbers:

          (i)  If to Fleming to:

               Robert Fleming Nominees Ltd.
               c/o Fleming Capital Management
               1285 Avenue of the Americas
               16th Floor
               New York, NY  10019
               Facsimile No.: (212) 713-8596
               Attention:  Eytan Shapiro
                           Christopher Jones

               with a copy to:

               Morgan, Lewis & Bockius, L.L.P.
               101 Park Avenue
               New York, New York 10178-0060
               Facsimile: 212-309-6273
               Attention: David W. Pollak

         (ii)  If to the Company, to:

               Harry's Farmers Market, Inc.
               1180 Upper Hembree Road
               Roswell, GA  30076
               Facsimile: (770) 664-4920
               Attention: Harry A. Blazer

               with a copy to:

               Alston & Bird
               One Atlantic Center
               1201 West Peachtree Street, N.W.
               Atlanta, Georgia  30309-3424
               Facsimile No:  404-881-7777
               Attn: John Latham

        (iii)  If to HB, to:

               Harry A. Blazer
               c/o Harry's Farmers Market, Inc.
               1180 Upper Hembree Road
               Roswell, GA  30076

               with a copy to:

               Alston & Bird
               One Atlantic Center
               1201 West Peachtree Street, N.W.
               Atlanta, Georgia  30309-3424
               Facsimile No:  404-881-7777
               Attn: John Latham

         (iv)  If to the Senior Lender(s), to:

               Creditanstalt-Bankverein
               Greenwich, CT  06830
               Facsimile:  202-851-1234
               Attention:  Lisa Bruno

               with a copy to:

               Troutman Sanders L.L.P.
               600 Peachtree Street, N.E.
               Suite 5200
               Atlanta, GA  30308-2216
               Facsimile:  404-885-3900
               Attention:  Hazen H. Dempster

All such notices, requests and other communications will (x) if delivered personally to the address as provided in this Section 5(d), be deemed given upon delivery, (y) if delivered by facsimile transmission to the facsimile number as provided in this Section 5(d), be deemed given upon receipt and (z) if delivered by nationally recognized overnight courier service in the manner described above to the address as provided in this Section 5(d), be deemed given on the business day following the day it was sent (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 5(d)). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

          (e) The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

          (f) If any provision of this Agreement is held to be illegal, invalid or unenforceable, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

          (g) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof.

          (h) This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          (i) This Agreement hereby amends and restates the terms of the Original Agreement in their entirety and shall only become effective upon the consummation of the transactions set forth in the Transaction Agreement, at which time the Original Agreement will be of no further force and effect from the date thereof. In the event that the transactions set forth in the Transaction Agreement are not consummated, this Agreement shall terminate and the Original Agreement shall continue in effect.

                                    * * * * *

          IN WITNESS WHEREOF, the parties have duly executed this Amended and Restated Stockholders' Agreement as of the date first written above.


                                 HARRY'S FARMERS MARKET, INC.


                                 By: /s/ Harry A. Blazer
                                    -------------------------------
                                    Name: Harry A. Blazer
                                    Title: President


                                 ROBERT FLEMING NOMINEES LTD.


                                 By: /s/ Jonathan Simon
                                    -------------------------------
                                    Name:  Jonathan Simon
                                    Title: Authorized Signatory

                                 /s/ Harry A. Blazer
                                 ------------------------------------
                                 Harry A. Blazer